SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549





Form 8-K




CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






Date of Report (Date of earliest event reported) October 24, 1994




PSI RESOURCES, INC.
(Exact name of registrant as specified in its charter)






      Indiana               1-9941           35-1724168
   (State or other       (Commission        (IRS Employer
   jurisdiction of       File Number)       Identification No.)
   incorporation)





1000 East Main Street, Plainfield, Indiana  46168
(Address of principal executive offices) (Zip Code)




 Registrant's telephone number, including area code (317) 839-9611



PSI RESOURCES, INC.

FORM 8-K

TABLE OF CONTENTS



 Item                                                      Page
Number                                                    Number


  1.   Changes in Control of Registrant. . . . . . . .      3

  2.   Acquisition or Disposition of Assets. . . . . .      3

  3.   Bankruptcy or Receivership  . . . . . . . . . .      3

  4.   Changes in Registrant's Certifying Accountant .      4

  5.   Other Events. . . . . . . . . . . . . . . . . .      4

  6.   Resignations of Registrant's Directors. . . . .      4

  7.   Financial Statements and Exhibits . . . . . . .      4

  8.   Change in Fiscal Year . . . . . . . . . . . . .      4

       Signatures. . . . . . . . . . . . . . . . . . .      5

1.   Changes in Control of Registrant

     On October 24, 1994, pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of December 11, 1992, as subsequently amended and restated, PSI Resources, Inc. (Resources), an Indiana corporation, merged with and into CINergy Corp. (CINergy), a Delaware corporation, and a subsidiary of CINergy merged with and into The Cincinnati Gas & Electric Company (CG&E), an Ohio corporation (collectively, the "Merger"). Following the Merger, CG&E and PSI Energy, Inc. (Energy), an Indiana corporation, became subsidiaries of CINergy. Prior to the Merger, Energy was a wholly owned subsidiary of Resources.

     Each outstanding share of Resources common stock and CG&E common stock was exchanged for 1.023 shares and one share, respectively, of CINergy common stock, resulting in the issuance of approximately 148 million shares of CINergy common stock, par value $.01 per share. The above described exchange ratios were determined as a result of arms-length negotiations between Resources and CG&E. No cash consideration was paid by CINergy (except for fractional shares). The outstanding preferred stock and debt securities of Energy and CG&E were not affected by the Merger. There are approximately 78,000 shareholders of record of CINergy common stock.

     Energy is engaged in the production, transmission, distribution, and sale of electric energy in north central, central, and southern Indiana.

     CG&E and its utility subsidiaries (The Union Light, Heat and Power Company, Miami Power Corporation, The West Harrison Gas and Electric Company, and Lawrenceburg Gas Company) are primarily engaged in providing electric and gas service in the southwestern portion of Ohio and adjacent areas in Kentucky and Indiana.

     A copy of the joint press release announcing the consummation of the Merger is attached hereto as Exhibit
     99-a and is incorporated herein by reference.

2.   Acquisition or Disposition of Assets

     None

3.   Bankruptcy or Receivership

     None






4.   Changes in Registrant's Certifying Accountant

     None

5.   Other Events

     None

6.   Resignations of Registrant's Directors

     None

7.   Financial Statements and Exhibits

     Exhibit

     99-a Joint press release announcing the consummation of the Merger

8.   Change in Fiscal Year

     None

                              SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PSI RESOURCES, INC.


Date:  October 27, 1994



                                   By:       Charles J. Winger
                                         Comptroller and Principal
                                            Accounting Officer